UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 20, 2015

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1–6263	36–2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2015, AAR CORP., a Delaware corporation (“AAR”), announced that AAR International, Inc., an Illinois corporation (“AAR International”), AAR Manufacturing, Inc., an Illinois corporation (“AAR Manufacturing” and, together with AAR International, “Sellers”), TransDigm Inc., a Delaware corporation (“TransDigm”) and TransDigm Germany GmbH, a limited liability company incorporated under the law of Germany (“TransDigm Germany” and, together with TransDigm, “Buyers”), entered into a Purchase Agreement dated as of February 20, 2015 (the “Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth in the Purchase Agreement, the Buyers will acquire (the “Acquisition”) from the Sellers their interest in the Telair Cargo Group, which is comprised of Telair International GmbH, Nordisk Aviation Products AS and certain assets of AAR Manufacturing, and relates to the design, engineering, manufacture, marketing, sale, distribution and support of cargo-handling systems for passenger, military and freight aircraft (collectively, the “Business”).

The aggregate purchase price for the Business will be $725 million (along with the assumption by the Buyers of certain liabilities related to the Business), subject to adjustments.

The Purchase Agreement contains customary representations, warranties and covenants. From the date of the Purchase Agreement until the closing of the Acquisition, the Sellers are required to conduct the Business in the ordinary course of business consistent with past practice and to comply with certain covenants regarding the operation of the Business. The Sellers agree, under the terms specified in the Purchase Agreement, not to compete with the Business (subject to certain exceptions) for a period of four years after the Closing. Subject to certain limitations, the Sellers and the Buyers are also obligated to indemnify each other for losses arising from breaches of representations, warranties and covenants made in the Purchase Agreement, taxes and certain other matters.

The Purchase Agreement contains termination rights for the Sellers and the Buyers, including the right to terminate if the transactions contemplated by the Purchase Agreement have not been completed by July 31, 2015.  The closing of the Acquisition is subject to customary closing conditions, including the receipt of certain regulatory approvals.  AAR expects the Acquisition to close in the fourth quarter of its 2015 fiscal year.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.  A copy of the Purchase Agreement is filed as Exhibit 2.1 and is incorporated into this Item 1.01 by reference.

Item 7.01.   Regulation FD Disclosure.

On February 23, 2015, AAR issued a press release announcing the execution and delivery of the Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

2.1

Purchase Agreement dated as of February 20, 2015 by and among AAR International, Inc., an Illinois corporation, AAR Manufacturing, Inc., an Illinois corporation, TransDigm Inc., a Delaware corporation and TransDigm Germany GmbH, a limited liability company incorporated under the law of Germany (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release issued by AAR CORP. dated February 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2015

AAR CORP.

	By:	/s/ Robert J. Regan
	Name:	Robert J. Regan
	Its:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1

Purchase Agreement dated as of February 20, 2015 by and among AAR International, Inc., an Illinois corporation, AAR Manufacturing, Inc., an Illinois corporation, TransDigm Inc., a Delaware corporation and TransDigm Germany GmbH, a limited liability company incorporated under the law of Germany (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release issued by AAR CORP. dated February 23, 2015.